Exhibit 4.1

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SUBSCRIPTION WARRANT MUST NOT TRANSFER THE SUBSCRIPTION WARRANT (OTHER THAN AS SET FORTH IN THE PROSPECTUS) BEFORE THE DATE THAT A REGISTRATION STATEMENT REGARDING THE PROPOSED BUSINESS COMBINATION IS DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.”

“THE SECURITIES DELIVERABLE UPON EXERCISE OF THIS SUBSCRIPTION WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SUBSCRIPTION WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS SUBSCRIPTION WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” IS AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

FORM OF SPAR CERTIFICATE

SUBSCRIPTION WARRANT CERTIFICATE #: [ ] NUMBER OF SUBSCRIPTION WARRANTS: [ ]

THE TERMS AND CONDITIONS OF THE SUBSCRIPTION WARRANT (“SUBSCRIPTION WARRANT” OR “SPAR”) DISTRIBUTION ARE SET FORTH IN THE PROSPECTUS OF PERSHING SQUARE SPARC HOLDINGS, LTD. DATED [⚫], 2023 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE INFORMATION AGENT FOR THE SUBSCRIPTION WARRANTS, AT [⚫].

PERSHING SQUARE SPARC HOLDINGS, LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SUBSCRIPTION WARRANT CERTIFICATE

Evidencing Subscription Warrants, each to purchase two shares of Common Stock of Pershing Square SPARC Holdings, Ltd. (the “Company”) or the surviving corporation of the business combination consummated by the Company.

Minimum Exercise Price: $10.00 per Subscription Warrant

In connection with a proposed business combination, the Company will establish and publicly announce the final exercise price (“Final Exercise Price”) of the Subscription Warrants, which may be equal to or higher than the Minimum Exercise Price.

THE SUBSCRIPTION WARRANTS WILL EXPIRE IF NOT ELECTED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THE EARLIER OF (1) IN CONNECTION WITH A PROPOSED BUSINESS COMBINATION, THE LAST DAY OF THE SPAR HOLDER ELECTION PERIOD AND (2) 10 YEARS FROM THE FIRST DISTRIBUTION OF THE SUBSCRIPTION WARRANTS.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of Subscription Warrants set forth above. Each Subscription Warrant entitles the holder thereof to elect to purchase two shares of Common Stock of the Company or the surviving corporation of the business combination consummated by the Company on the terms and subject to the conditions set forth in the Prospectus. The Subscription Warrants may be elected by duly completing Section 1 on the reverse side hereof and by returning the full payment of the Final Exercise Price. THE SUBSCRIPTION WARRANTS EVIDENCED BY THIS SPAR CERTIFICATE MAY NOT BE ELECTED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

This Subscription Warrant Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the SPAR Rights Agent.

WITNESS the seal of Pershing Square SPARC Holdings, Ltd. and the signatures of its duly authorized officers.	By:
Dated: [ ], 2023	William A. Ackman, Chairman & Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

By:
Continental Stock Transfer & Trust

SECTION 1. ELECTION OF SUBSCRIPTION WARRANTS

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

You are required initially to pay for the shares of Common Stock that will be issued upon closing of the business combination. To elect the subscription warrants, please complete lines (a) and (b) below.

(a) ELECTION OF SUBSCRIPTION WARRANTS:

	X	$[⚫]	=	$
Number of Shares (Number of SPARs x 2)		Final Exercise Price		Payment Enclosed

(b) TOTAL AMOUNT OF PAYMENT ENCLOSED $

METHOD OF PAYMENT (CHECK ONE):	☐	Cashier’s check, drawn on a U.S. Bank payable to “Continental Stock Transfer & Trust, as SPAR Rights Agent for Pershing Square SPARC Holdings, Ltd.”;

☐

Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust, as SPAR Rights Agent, for purposes of accepting elections to have SPARs exercised upon consummation of the business combination at [⚫],

[Address], ABA #[⚫], Account # [⚫] Continental Stock Transfer & Trust

FBO Pershing Square SPARC Holdings, Ltd./[holder name as it appears on face of certificate]

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS SUBSCRIPTION WARRANT CERTIFICATE. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT

YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT WWW.STAI.ORG.

APPLY MEDALLION GUARANTEE STAMP HERE
Signature(s) of Electing SPAR Holder
Names(s):
Capacity
(Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

Return this statement to:

Continental Stock Transfer & Trust

1 State Street, 30th Floor

New York, NY 10004